UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2011

EcoEmissions Solutions, Inc.
(Exact name of registrant as specified in its charter)
(formerly Resource Group, Inc.)

Delaware	333-150463	80-0154562
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

455 South 48th St., Suite 106, Tempe, AZ 85281
(Address of Principal Executive Offices)(Zip Code)

928-978-4215
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As of March 1, 2010 the Company had fewer than 500 shareholders of record and under the SEC rules is not mandated to file reports with the Securities Exchange Commission. Quotations which were previously available under the OTCBB

Item 4.01      Changes In Registrant’s Certifying Accounts

1.  Previous Independent Registered Public Accounting Firm.

     A. On May 13, 2011, the Board of Directors of the Registrant accepted the resignation of its independent registered public accounting firm, Seale & Beers (“Beers”) which was dated May 6, 2011.

     B. The report of Beers for the year ending February 28, 2010 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than going concern.

     C. The decision to change accountants was approved by the Registrant's board of directors on May 13, 2011, and we are in process of selecting new auditors.

     D. During the Registrant's two most recent fiscal years and the subsequent interim period through the date of dismissal, there were no disagreements with Beers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Beers, would have caused it to make reference to the matter in connection with its reports. The interim reports filed for November 30, 2010 and January 31, 2011 were not reviewed by Beers.

     There were no "reportable events" in connection with its report on the Registrant’s financial statements.

     E. The Registrant has made the contents of its Form 8-K available to Beers and requested it to furnish a letter to the Commission as to whether Beers agrees or disagrees with, or wishes to clarify the Registrant's expression of their views. A copy of such report is attached as Exhibit 16.1 to this Form 8-K.

ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit Description
Exhibit 16.1	Letter from Seale and Beers, CPAs

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EcoEmissions Solutions Inc.

Dated: June 7, 2011	By:	/s/ Thomas L. Crom
Name: Thomas L. Crom
Title: Chief Financial Officer